Exhibit (m)(2)

AMENDMENT TO THE
AMENDED & RESTATED DISTRIBUTION

AND SHAREHOLDER SERVICES PLAN

This AMENDMENT to the AMENDED & RESTATED DISTRIBUTION AND SHAREHOLDER SERVICES PLAN (the “Amendment”) effective as of December 28, 2020 (the “Effective Date”), of Cavanal Hill Funds, a Massachusetts business trust (the “Trust”) and Cavanal Hill Distributors, Inc., an Oklahoma corporation, (“Distributor”), to that certain Amended & Restated Distribution Agreement and Shareholder Services Plan, dated December 30, 2016, (as in effect on the date hereof, the “Plan”). All capitalized terms used but not defined herein shall have the meanings given to them in the Plan.

WHEREAS, the Trust, is an open-end management investment company registered under the Investment Company Act of 1940, as amended;

WHEREAS, the Plan allows for the provision of certain distribution services to Portfolios of the Trust (individually referred to as “Fund” and collectively as “Funds”);

WHEREAS, the Parties wish to enter into this Amendment to the Plan.

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter contained and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.          Schedule A. Schedule A of the Plan is hereby deleted in its entirety and replaced with the attached Schedule A.

2.          Miscellaneous. This Amendment supplements and amends the Plan. Each reference to the Plan in the Plan (as it existed prior to this Amendment) and in every other agreement, contract or instrument to which the Trust is a party, shall hereafter be construed as a reference to the Plan as amended by this Amendment. Except as provided in this Amendment, the provisions of the Plan remain in full force and effect.

IN WITNESS WHEREOF, the Trust caused this Amendment to the Plan to be duly executed on the day and year first above written to become effective on the Effective Date.

CAVANAL HILL FUNDS

By:	/s/ Bill King
Name:	Bill King
Title:	President

CAVANAL HILL DISTRIBUTORS, INC.

By:	/s/ Bill King
Name:	Bill King
Title:	President & CEO

Schedule A

to the Amended & Restated

Distribution and Shareholder Services Plan (12b-1)

Name of Fund	Compensation*

Cavanal Hill U.S. Treasury Fund -Administrative Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of Administrative Shares of Cavanal Hill U.S. Treasury Fund’s average daily net assets.

Cavanal Hill U.S. Treasury Fund -Service Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of Service Shares of Cavanal Hill U.S. Treasury Fund’s average daily net assets.

Cavanal Hill U.S. Treasury Fund - Institutional Shares	Annual rate of zero one-hundredths of one percent (.00%) of Institutional Shares of Cavanal Hill U.S. Treasury Fund’s average daily net assets.

Cavanal Hill U.S. Treasury Fund - Select Shares	Annual rate of zero one-hundredths of one percent (.00%) of Select Shares of Cavanal Hill U. S. Treasury Fund’s average daily net assets.

Cavanal Hill U.S. Treasury Fund -Premier Shares +	Annual rate of fifty one-hundredths of one percent (.50%) of Premier Shares of Cavanal Hill U.S. Treasury Fund’s average daily net assets.

Cavanal Hill Government Securities Money Market Fund - Administrative Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of Administrative Shares of Cavanal Hill Government Securities Money Market Fund’s average daily net assets.

Cavanal Hill Government Securities Money Market Fund - Institutional	Annual rate of zero one-hundredths of one percent (.00%) of Institutional Shares of Cavanal Hill Government Securities Money Market Fund’s average daily net assets.

Cavanal Hill Government Securities Money Market Fund - Select	Annual rate of zero one-hundredths of one percent (.00%) of Select Shares of Cavanal Hill Government Securities Money Market Fund’s average daily net assets.

Cavanal Hill Government Securities Money Market Fund -Premier Shares	Annual rate of fifty one-hundredths of one percent (.50%) of Premier Shares of Cavanal Hill Government Securities Money Market Fund’s average daily net assets.

Cavanal Hill Limited Duration Fund - A-Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of A Shares of Cavanal Hill Limited Duration Fund’s average daily net assets.

Cavanal Hill Limited Duration Fund - Investor Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of Investor Shares of Cavanal Hill Limited Duration Fund’s average daily net assets.

Cavanal Hill Limited Duration Fund - Institutional Shares	Annual rate of zero one-hundredths of one percent (.00%) of Institutional Shares of Cavanal Hill Limited Duration Fund’s average daily net assets.

Cavanal Hill Moderate Duration Fund - A Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of A Shares of Cavanal Hill Moderate Duration Fund’s average daily net assets.

Cavanal Hill Moderate Duration Fund - Investor Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of Investor Shares of Cavanal Hill Moderate Duration Fund’s average daily net assets.

Cavanal Hill Moderate Duration Fund - Institutional Shares	Annual rate of zero one-hundredths of one percent (.00%) of Institutional Shares of Cavanal Hill Moderate Duration Fund’s average daily net assets.

Cavanal Hill Bond Fund -A Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of A Shares of Cavanal Hill Bond Fund’s average daily net assets.

Cavanal Hill Bond Fund -Investor Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of Investor Shares of Cavanal Hill Bond Fund’s average daily net assets.

Cavanal Hill Bond Fund -Institutional Shares	Annual rate of zero one-hundredths of one percent (.00%) of Institutional Shares of Cavanal Hill Bond Fund’s average daily net assets.

Cavanal Hill Strategic Enhanced Yield Fund -A Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of A Shares of Cavanal Hill Strategic Enhanced Yield Fund’s average daily net assets.

Cavanal Hill Strategic Enhanced Yield Fund -Investor Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of A Shares of Cavanal Hill Strategic Enhanced Yield Fund’s average daily net assets.

Cavanal Hill Strategic Enhanced Yield Fund -Institutional Shares	Annual rate of zero one-hundredths of one percent (.00%) of Institutional Shares of Cavanal Hill Strategic Enhanced Yield Fund’s average daily net assets.

Cavanal Hill Ultra Short Tax-Free Income Fund -A Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of A Shares of Cavanal Hill Ultra Short Tax-Free Income Fund’s average daily net assets.

Cavanal Hill Ultra Short Tax-Free Income Fund -Investor Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of A Shares of Cavanal Hill Ultra Short Tax-Free Income Fund’s average daily net assets.

Cavanal Hill Ultra Short Tax-Free Income Fund -Institutional Shares	Annual rate of zero one-hundredths of one percent (.00%) of Institutional Shares of Cavanal Hill Ultra Short Tax-Free Income Fund’s average daily net assets.

Cavanal Hill Active Core Fund -A Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of A Shares of Cavanal Hill Active Core Fund’s average daily net assets.

Cavanal Hill Active Core Fund -C Shares	Annual rate of one percent (1%) of C Shares of Cavanal Hill Active Core Fund’s average daily net assets.

Cavanal Hill Active Core Fund -Investor Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of Investor Shares of Cavanal Hill Active Core Fund’s average daily net assets.

Cavanal Hill Active Core Fund -Institutional Shares	Annual rate of zero one-hundredths of one percent (.00%) of Institutional Shares of Cavanal Hill Active Core Fund’s average daily net assets.

Cavanal Hill Mid Cap Diverse Leadership Fund - A Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of A Shares of Cavanal Hill Mid Cap Diverse Leadership Fund’s average daily net assets.

Cavanal Hill Mid Cap Diverse Leadership Fund - C Shares	Annual rate of one percent (1%) of C Shares of Cavanal Hill Mid Cap Diverse Leadership Fund’s average daily net assets.

Cavanal Hill Mid Cap Diverse Leadership Fund - Investor Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of Investor Shares of Cavanal Hill Mid Cap Diverse Leadership Fund’s average daily net assets.

Cavanal Hill Mid Cap Diverse Leadership Fund - Institutional Shares	Annual rate of zero one-hundredths of one percent (.00%) of Institutional Shares of Cavanal Hill Mid Cap Diverse Leadership Fund’s average daily net assets.

Cavanal Hill Opportunistic Fund -A Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of A Shares of Cavanal Hill Opportunistic Fund’s average daily net assets.

Cavanal Hill Opportunistic Fund -C Shares	Annual rate of one percent (1%) of C Shares of Cavanal Hill Opportunistic Fund’s average daily net assets.

Cavanal Hill Opportunistic Fund -Investor Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of Investor Shares of Cavanal Hill Opportunistic Fund’s average daily net assets.

Cavanal Hill Opportunistic Fund - Institutional Shares	Annual rate of zero one-hundredths of one percent (.00%) of Institutional Shares of Cavanal Hill Opportunistic Fund’s average daily net assets.

Cavanal Hill World Energy Fund -A Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of A Shares of Cavanal Hill World Energy Fund’s average daily net assets.

Cavanal Hill World Energy Fund -C Shares	Annual rate of one percent (1%) of C Shares of Cavanal Hill World Energy Fund’s average daily net assets.

Cavanal Hill World Energy Fund -Investor Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of Investor Shares of Cavanal Hill World Energy Fund’s average daily net assets.

Cavanal Hill World Energy Fund - Institutional Shares	Annual rate of zero one-hundredths of one percent (.00%) of Institutional Shares of Cavanal Hill World Energy Fund’s average daily net assets.

Cavanal Hill Hedged Income Fund -A Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of A Shares of Cavanal Hill Hedged Income Fund’s average daily net assets.

Cavanal Hill Hedged Income Fund -Investor Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of Investor Shares of Cavanal Hill Hedged Income Fund’s average daily net assets.

Cavanal Hill Hedged Income Fund - Institutional Shares	Annual rate of zero one-hundredths of one percent (.00%) of Institutional Shares of Cavanal Hill Hedged Income Fund’s average daily net assets.

*	All fees are computed daily and paid monthly.

+	As of the Effective Date, these funds have not commenced operations. Until each such Fund commences operation, services will not be rendered and expense will not be incurred under this Plan.